                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Eagle Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             EAGLE BANCSHARES, INC.
                                 4419 COWAN ROAD
                              TUCKER, GEORGIA 30084
                                 (770) 908-6690


June 29, 2001

DEAR FELLOW SHAREHOLDER:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Eagle Bancshares, Inc. (the "Company" or "Eagle"), which will be held at the Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia, on Tuesday, August 7, 2001 at 10:30 a.m., local time (the "Annual Meeting").

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be conducted at the Annual Meeting. During the meeting, we also will report on the operations of the Company during the past year and our plans for the future.

         Enclosed are the Notice of Annual Meeting, Proxy Statement, form(s) of proxy card and the 2001 Annual Report. WE HOPE YOU CAN ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT FOR YOU TO COMPLETE THE ENCLOSED PROXY CARD(S) AND RETURN THE PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

         If you have any questions about the Proxy Statement or the 2001 Annual Report, please let us hear from you.

                                                     Sincerely,



                                                     C. Jere Sechler, Jr.
                                                     Chairman of the Board

                             EAGLE BANCSHARES, INC.
                                 4419 COWAN ROAD
                              TUCKER, GEORGIA 30084

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 7, 2001

         NOTICE HEREBY IS GIVEN that the 2001 Annual Meeting of Shareholders of Eagle Bancshares, Inc. (the "Company") will be held at the Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia, on Tuesday, August 7, 2001, at 10:30 a.m., local time, for the following purposes.

         - To elect three directors to serve for a term of three years or until their successors have been duly elected and qualified;

         - To ratify the appointment of Arthur Andersen LLP, as independent public accountants for the Company for the fiscal year ending March 31, 2002; and

         - Such other matters as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented for a vote of the shareholders at the Annual Meeting.

         Information relating to the above matters is set forth in the attached Proxy Statement. Shareholders of record at the close of business on June 21, 2001 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                       By Order of the Board of Directors.



                                       Richard B. Inman, Jr.
                                       Secretary

Tucker, Georgia
June 29, 2001


PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON THOSE SHARES OF STOCK HELD BY YOU OTHER THAN SHARES OF COMMON STOCK ALLOCATED TO AN ACCOUNT FOR YOU PURSUANT TO THE EAGLE BANCSHARES, INC. 401(K) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN.

                             EAGLE BANCSHARES, INC.
                                 4419 COWAN ROAD
                              TUCKER, GEORGIA 30084

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 7, 2001

         This Proxy Statement is furnished to the shareholders of Eagle Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2001 Annual Meeting of Shareholders of the Company and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at the Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia, on Tuesday, August 7, 2001, at 10:30 a.m., local time.

         The approximate date on which this Proxy Statement and the accompanying proxy card(s) are first being sent or given to shareholders is June 29, 2001

                                     VOTING

GENERAL

         The securities that can be voted at the Annual Meeting consist of common stock of the Company, $1.00 par value per share (the "Common Stock"), with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is June 21, 2001. On the record date, 5,657,135 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest total number of votes cast "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

         In voting for the proposal to elect directors (Proposal 1), shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Georgia law, votes that are withheld will not be counted and will have no effect.

         In voting for the proposal to ratify the Board of Directors' appointment of independent accountants for the Company (Proposal 2), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Georgia law, and in order to approve the proposal, the votes cast favoring the proposal must exceed the votes cast opposing the proposal, provided a quorum is present. As a result, in accordance with Georgia law, abstentions will not be counted and will have no effect.

         Under the rules of the New York Stock Exchange and the American Stock Exchange (the "Exchanges") that govern most domestic stock brokerage firms, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

HOLDERS OF COMMON STOCK

         Proxy cards are being transmitted with this Proxy Statement to all holders of Common Stock of the Company. All properly executed proxy cards delivered by shareholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions given. Shareholders should specify their choices on the accompanying proxy card(s). IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTORS IDENTIFIED ON PAGE 7 AND THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2002. The Board of Directors of the Company does not know of any other business to be brought before the Annual Meeting, but it is intended that, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later dated proxy card or by voting in person at the Annual Meeting.

PARTICIPANTS IN THE 401(K) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

         Separate proxy cards are being transmitted to all persons who have shares of Common Stock allocated to their accounts as participants or beneficiaries under the Eagle Bancshares, Inc. 401(k) Savings and Employee Stock Ownership Plan (the "Plan"). These proxy cards appoint Paine Weber Trust, who act as Trustee for the Plan, to vote the shares held for the accounts of the participants or their beneficiaries in the Plan in accordance with the instructions noted thereon. IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS, OR IN THE EVENT SHARES ARE NOT YET ALLOCATED TO ANY PARTICIPANT'S ACCOUNT, THE TRUSTEE WILL VOTE THE SHARES OF STOCK OF THE PARTICIPANT AND ANY UNALLOCATED SHARES "FOR" THE NOMINEES FOR DIRECTOR IDENTIFIED ON PAGE 7 AND THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2002. The Trustee does not know of any other business to be brought before the Annual Meeting but it is intended that, if any other matters properly come before the Annual Meeting, the Trustee as proxy will vote upon such matters according to it's judgment.

         Any Plan participant or beneficiary who executes and delivers a proxy card to the Trustee may revoke it at any time prior to its use by executing and delivering to the Trustee a duly executed proxy card bearing a later date or by giving written notice to the Trustee at the following address: Eagle Bancshares, Inc. 401(k) Savings and Employee Stock Ownership Plan, 2355 Main Street, Tucker, Georgia 30084. Under the terms of the Plan, only the Trustee of the Plan can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

COSTS OF SOLICITATION

         In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares of Common Stock held by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company has engaged the services of Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist in soliciting proxies from beneficial owners of shares of the Company's Common Stock held by banks, brokerage houses and other custodians, nominees and fiduciaries. The Company anticipates that such assistance will cost approximately $4,500, plus certain out-of-pocket expenses.

PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of May 31, 2001 regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and by all directors and executive officers of the Company as a group, based on data furnished to the Company by such persons. Information regarding the beneficial ownership of Common Stock by directors and director nominees is included under "Proposal 1 - Election of Directors" and by executive officers named in the Summary Compensation Table is included under "Executive Officers of the Company."

                                                       NUMBER OF
                                                  SHARES BENEFICIALLY
NAME AND ADDRESS                                        OWNED(1)                            PERCENT OF CLASS
----------------                                  -------------------                       ----------------
Dimensional Fund Advisors, Inc.                        354,650(2)                                 6.40%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Eagle Bancshares, Inc.                                 290,586(3)                                 5.14%
 401(k) Savings and
Employee Stock Ownership Plan
2355 Main Street
Tucker, Georgia 30084

Financial Institution Partners, L.P.;                  431,900(4)                                 7.70%
Financial Institution Partners II, L.P.;
Financial Institution Partners III, L.P.;
Hovde Capital, Ltd.; Hovde Capital
L.L.C.; Hovde Capital, Inc.; Eric D.
Hovde and Steven D. Hovde
1824 Jefferson Place, N.W.
Washington, D.C. 20036

Tontine Financial Partners, L.P.;                      301,100(5)                                 5.30%
Tontine Management, L.L.C.;
Jeffrey L. Gendell
200 Park Avenue
Suite 3900
New York, N.Y.  10166

All directors and                                      814,865 (6)                               14.40%
executive officers
as a group (12 persons)

-------------------

         (1) The stock ownership information shown above has been furnished to the Company by the named persons and members of the group or obtained from information filed with the Securities and Exchange Commission (the "Commission"). Beneficial ownership of the Company's principal shareholders as reported in this table has been determined in accordance with regulations of the Commission and includes shares of Common Stock which may be acquired within 60 days. Except as otherwise indicated, the named persons and members of the group have sole voting and investment power with regard to the shares shown as owned by them.

         (2) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Advisors Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over 354,650 shares of Common Stock. All securities are owned by the Funds. Dimensional disclaims beneficial ownership of all such shares.

         (3) The Plan is a tax qualified employee benefit plan covering eligible employees of the Company and its subsidiaries, including Tucker Federal Bank ("Tucker Federal"), Eagle Service Corporation and Prime Eagle Mortgage Corporation. Paine Weber Trust Company serves as the Trustee of the Plan. The Trustee may vote only unallocated shares and allocated shares with respect to which the Trustee does not receive timely voting instructions from participants or their beneficiaries. As of March 31, 2001, 144,593 shares held by the Plan were allocated to participants' accounts and 81,797 shares held by the Plan were unallocated. The Trustee disclaims beneficial ownership of shares held by the Plan that are voted by participants.

         (4) Financial Institution Partners L.P. and Financial Institution Partners II, L.P. are Delaware limited partnerships formed for the purpose of investing in, among other things, the equity securities of various financial institutions and financial services companies. Hovde Capital, Inc., a Delaware corporation, is the general partner of Financial Institution Partners, L.P. Hovde Capital, L.L.C., a Nevada limited liability company, is the general partner of Financial Institution Partners II, L.P. Eric D. Hovde and Steven D. Hovde each hold beneficial interests in the shares of Common Stock through ownership of an interest in, and positions as members and officers of Hovde Capital, Inc. and Hovde Capital, L.L.C.

         (5) Tontine Financial Partners, L.P. ("TFP") is a Delaware limited partnership and Tontine Management, L.L.C. ("TM") is a Delaware limited liability company. The principal business of TFP is serving as a private investment limited partnership investing primarily in financial institutions. The principal business of TM is serving as general partner to TFP. Mr. Gendell serves as the Managing Member of TM.

         (6) Includes 45,963 shares of Common Stock held by the Plan and allocated to the accounts of the executive officers of the Company and 4,106 shares held of record by certain family members of the above-referenced group as to which the respective members of the group disclaim beneficial ownership.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

         The Bylaws of the Company provide that the Board of Directors shall consist of seven members, and the Restated Articles of Incorporation of the Company, as amended, provide that the directors shall be divided into three classes as nearly equal in number as possible. Directors are elected by shareholders for a term of three years and until their successors are elected and qualified. The term of office of one of the classes of directors expires each year, and a new class of directors is elected annually for a term of three years at the Annual Meeting of Shareholders.

         The Nominating Committee, consisting of Richard J. Burrell and George
G. Thompson, IV, both outside directors, has nominated Weldon A. Nash, C. Jere Sechler, Jr., and William F. Waldrop, Jr. to stand for election as directors at the Annual Meeting. Mr. Nash has been a director of the Company since 1991, Mr. Sechler, since 1995 and Mr. Waldrop was first elected a director of the Company in 1998. If elected by the shareholders, the nominees will serve a three year term until the 2004 Annual Meeting of Shareholders or until their successors are duly elected and qualified. Information regarding the three nominees is set forth below.

         Each of the nominees has consented to serve if elected. If any of the nominees should be unavailable for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card(s) will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT WELDON A. NASH, JR., C. JERE SECHLER, JR. AND WILLIAM F. WALDROP, JR., AS DIRECTORS OF THE COMPANY TO HOLD OFFICE FOR A TERM OF THREE YEARS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following table sets forth certain information as of May 8, 2001 regarding the three nominees for director and all current directors whose terms of office will continue after the Annual Meeting.

               DIRECTORS NOMINATED FOR ELECTION TO SERVE UNTIL THE
                       2004 ANNUAL MEETING OF SHAREHOLDERS

Name                          Business Information                                                       Shares
----                          --------------------                                                       Beneficially
                                                                                                         Owned
                                                                                                         (Percent of
                                                                                                          Class)(1)
                                                                                                         ------------
Weldon A. Nash, Jr.           Mr. Nash has served as President and Chief Executive Officer of              26,152(2)
                              Weldon, Inc., a company based in Stone Mountain, Georgia that builds               (*)
                              homes, develops subdivisions and commercial properties, and manages construction projects since January 1, 1975.  He is active in real estate sales and holds a Georgia real estate broker's license.  He also owns Jaywel, LLC a real estate development company and Weldon
                              Homes, LLC a new home construction company.  Mr. Nash, 58, was first elected as a director in March 1991.

C. Jere Sechler, Jr.          Mr. Sechler was first elected as a director in April 1995 and was           281,589(3)
                              elected Chairman of the Board in May 1996.  Mr. Sechler was elected            4.96%
                              President of the Company in May 1996 and has served as President of
                              Eagle Service Corporation, a wholly owned subsidiary of Tucker
                              Federal since 1991 and as Chairman of the Board of Eagle Real Estate
                              Advisors, Inc., a wholly owned subsidiary of the Company ("EREA"), since 1991.  He has been a director of Tucker Federal since 1985 and
                              Chairman of the Board since May 1996.  Mr. Sechler also serves on the Board of the Georgia World Congress Center.  Mr. Sechler is 55.

William F. Waldrop, Jr.       Mr. Waldrop was a partner in and the General Sales Manager for               36,775(4)
                              Elevator Specialists, Inc. in Atlanta, Georgia for 20 years until                  (*)
                              his retirement in 1996.  He remains the Secretary Treasurer and a director of that Company.  He was first elected a Director of
                              Southern Crescent Financial Corporation ("SCFC") in 1990 and
                              subsequently was elected to the Tucker Federal Board in 1997 after the Company's acquisition of Southern Crescent Financial Corp.  He was elected a director of the Company in 1998.  Mr. Waldrop is 57.

                          DIRECTORS TO SERVE UNTIL THE
                       2003 ANNUAL MEETING OF SHAREHOLDERS

Name                          Business Information                                                       Shares
----                          --------------------                                                       Beneficially
                                                                                                         Owned
                                                                                                         (Percent of
                                                                                                          Class)(1)
                                                                                                         ------------
George G. Thompson, IV        Mr. Thompson was the Superintendent of Gwinnett County Public                 8,691(5)
                              Schools from 1990 until December 1994.  He is currently employed by                (*)
                              The Center for Leadership in School Reform, a non-profit corporation headquartered in Louisville, Kentucky as President.  Mr. Thompson is
                              55 and has served as a director since 1993.

Richard J. Burrell            Mr. Burrell retired in 1994 after 40 years of service with Household         51,123(6)
                              International, Inc., a financial services company where he served as               (*)
                              Governmental Relations Director from 1962 until 1994.  Mr. Burrell previously has served as president of the Alabama and Florida
                              Financial Services Associations and the Georgia Equity Lenders
                              Association and was a director of the Stone Mountain Memorial
                              Association.   Mr. Burrell is currently serving as a consultant to
                              the Georgia Financial Services Association and is a director of the
                              Young Harris College Alumni Foundation.  Mr. Burrell is 73 and was
                              first elected as a director in 1994.

                          DIRECTORS TO SERVE UNTIL THE
                       2002 ANNUAL MEETING OF SHAREHOLDERS

Name                          Business Information                                                       Shares
----                          --------------------                                                       Beneficially
                                                                                                         Owned
                                                                                                         (Percent of
                                                                                                          Class)(1)
                                                                                                         ------------
Walter C. Alford              Mr. Alford has been an attorney practicing in Tucker, Georgia since          31,286(7)
                              1974 and has served as General Counsel to Tucker Federal since                     (*)
                              1995.  Mr. Alford, 52, has been a director of the Company and Tucker
                              Federal since April 1995.


                              Mr. Inman served as President and Chief Executive Officer of Tucker         188,402(8)
                              Federal from October 1990 to February 2001,and as a director of                3.33%
Richard B. Inman, Jr.         Tucker Federal since 1988. Mr. Inman has been a Director of the
                              Company since 1992 and Secretary/Treasurer of the Company since May
                              1993. Mr. Inman has been President of Eagle Bancshares Capital
                              Group, a subsidiary of the Company since December, 1996.  Mr. Inman is 49.

--------------------------------

(*) Less than one percent.

         (1) The stock ownership information shown above has been furnished to the Company by the named persons or obtained from information filed with the Commission. Beneficial ownership as reported in this table has been determined in accordance with regulations of the Commission and includes shares of Common Stock, which may be acquired within 60 days. Except as otherwise indicated, the named persons have sole voting and investment power with regard to the shares shown as owned by them.

         (2) With regard to Mr. Nash, the shares shown include (i) 6,000 shares, which may be acquired by Mr. Nash upon the exercise of stock options granted pursuant to the 1994 Eagle Bancshares Directors Stock Option Incentive Plan (the "DSOP").

         (3) With regard to Mr. Sechler, the shares shown include (i) 1,000 shares which may be acquired by Mr. Sechler upon exercise of stock options granted pursuant to the DSOP; (ii) 18,333 shares held for the account of Mr. Sechler as a participant in the Plan; and (iii) 113,000 shares owned by unaffiliated companies in which Mr. Sechler has controlling interests. See "Compensation of Executive Officers - Compensation Committee Report."

         (4) With regard to Mr. Waldrop, the shares shown include (i) 4,000 shares which may be acquired by Mr. Waldrop upon the exercise of stock options granted pursuant to the DSOP; and (ii) 714 shares held in the IRA of Mr. Waldrop's spouse, over which he has shared voting and investment power.

         (5) With regard to Mr. Thompson, the shares shown include 2,000 shares that may be acquired by Mr. Thompson upon the exercise of stock options granted pursuant to the DSOP.

         (6) With regard to Mr. Burrell, the shares shown include (i) 1,000 shares that may be acquired by Mr. Burrell upon the exercise of stock options granted pursuant to the DSOP and (ii) 123 shares he holds as custodian for his grandchildren.

         (7) With regard to Mr. Alford, the shares shown include (i) 1,704 shares held of record by his spouse in her IRA and as to which he disclaims beneficial ownership and (ii) 4,000 shares which may be acquired by Mr. Alford upon the exercise of stock options granted pursuant to the DSOP. Mr. Alford received legal fees from Tucker Federal in the amount of $73,732 during the fiscal year ended March 31, 2001. The legal fees were paid for services rendered by Mr. Alford's law firm on behalf of Tucker Federal for matters involving litigation, title examinations, foreclosure proceedings and the closing of loan transactions, including mortgage title insurance premiums paid to the title insurance company. The fees paid were comparable to fees that could have been obtained in arms-length negotiated transactions with unaffiliated third parties. In addition, in May 1994, Mr. Alford was appointed General Counsel to Tucker Federal and received a retainer from Tucker Federal in the amount of $48,000 during the fiscal year. The portion of the retainer paid for the fiscal year is included in the total amount paid to Mr. Alford above.

         (8) With regard to Mr. Inman, the shares shown include (i) 25,500 shares which may be acquired by Mr. Inman upon the exercise of stock options granted in accordance with Mr. Inman's 1993 employment agreements with Tucker Federal and pursuant to the DSOP; (ii) 35,000 shares which may be acquired by Mr. Inman upon the exercise of stock options granted in accordance with Mr. Inman's 1997 employment agreement with Tucker Federal, (iii) 2,000 held by the spouse of Mr. Inman and to which he disclaims beneficial ownership, and (iv) a total of 16,452 shares held for the account of Mr. Inman as a participant in the Plan; See "Compensation of Executive Officers Compensation - Committee Report" and "Compensation of Executive Officers - Executive Employment Agreements."

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings of the full Board and through committees. The Board of Directors has standing committees consisting of the Executive Committee, Stock Option Plan Committee, Audit Committee, Compensation Committee, Finance Committee and the Administrative Committee of the DSOP. During the fiscal year ended March 31, 2001, the Board of Directors held eleven meetings. No director of the Company attended fewer than 75% of all meetings of the full Board and of each committee on which such director served during this period.

         The Executive Committee, composed of Messrs. Sechler (Chairman), Burrell, Alford, Nash and Inman meets in the interim when the full Board is not in session and may exercise the authority of the Board of Directors except to the extent that such authority shall be limited by the Restated Articles of Incorporation, the Bylaws, any resolution of the full Board or by Georgia Law. The Executive Committee met five times during the fiscal year ended March 31, 2001.

         The Stock Option Plan Committee, composed of Messrs. Thompson (Chairman), Burrell and Alford administers the 1995 Employee Stock Incentive Plan and has exclusive power to determine, within the provisions of the plan, persons eligible to participate in the plan and to grant options to eligible employees thereunder. The Stock Option Plan Committee also has the power to interpret and construe any provision of the ESIP and to make policy consistent with the ESIP. The Stock Option Plan Committee met two times during the fiscal year ended March 31, 2001.

         The Audit and Compliance Committee of the Company composed of Messrs. Nash (Chairman), Burrell, Waldrop and Thompson, all of whom are independent directors, also acts as the Audit Committee of the Board of Directors of Tucker Federal. In the capacity as Audit Committee for the Company, it selects the firm to be engaged as independent accountants for the Company for the next fiscal year, subject to shareholder ratification reviews the plan for the audit engagement, monitors the integrity of the Company's financial statements, plans and results of internal auditing, reviews financial reporting procedures, and compliance for regulatory authorities. A more detailed description of the Audit Committee's duties and responsibilities is contained in the Audit Committee report on page 26. The Audit and Compliance Committee met five times during the fiscal year ended March 31, 2001.

         The Compensation Committee, composed of Messrs. Burrell (Chairman), Alford, Thompson, Waldrop and Nash has the responsibility of reviewing and approving the compensation of all executive officers of the Company and all officers and employees of Tucker Federal whose total compensation exceeds $100,000 per year and determining the factors and other issues regarding incentive compensation arrangements. The Compensation Committee met four times during the fiscal year ended March 31, 2001.

         The Administrative Committee of the DSOP, composed of Messrs. Inman (Chairman), Nash and Thompson administers the Eagle Bancshares, Inc. 1994 Directors Stock Option Incentive Plan and has the power to interpret the incentive plan pursuant to the terms and provisions of the plan. The DSOP Administrative Committee met one time during the fiscal year ended March 31, 2001.

         The Finance Committee reviews in detail the component financial information for the Company and it's subsidiaries. In its capacity it also reviews peer group information, assesses the capital needs of the Company and reviews trend analysis data. The committee also acts as the Finance Committee for Tucker Federal. It is composed of Messrs. Alford (Chairman) and Waldrop, directors of the Company and Mr. Folds and Mrs. Petrides, directors of Tucker Federal. Messrs. Sechler and Inman serve as ex-officio members. The committee met three times during the fiscal year ended March 31, 2001.

         In addition to the standing committees of the Company, the Nominating Committee met one time during the fiscal year ended March 31, 2001. Its members are Mr. Burrell and Mr. Thompson, both outside directors.

         Article X of the Company's Restated Articles of Incorporation, as amended, sets forth the procedures for shareholder nominations and proposals.
Article X states that nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. In order for a shareholder to make any such nomination and/or proposal, he or she must give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than ten days nor more than sixty days prior to any such meeting. However, if less than 17 days' notice of the meeting is given to shareholders, such written notice must be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of Common Stock beneficially owned by each such nominee.

DIRECTOR COMPENSATION

         Members of the Board of Directors of the Company receive $400 for each full board meeting and $300 for each committee meeting attended for their services as directors of the Company. Directors of Tucker Federal receive an annual fee of $5,000, payable quarterly, in addition to $400 for each board meeting attended. Executive Committee members of Tucker Federal receive a fee of $300 for each such committee meeting attended and members of all other Tucker Federal committees receive a fee of $300 for each committee meeting attended. In addition certain members of the Board of the Company also serve on the Board of Directors of Eagle Real Estate Advisors, Inc., a subsidiary of the Company and on the Board of Directors of Eagle Service Corporation, a subsidiary of Tucker Federal. Directors of Eagle Real Estate Advisors receive $400 for each quarterly Board meeting attended and Directors of Eagle Service Corporation receive $400 for each quarterly Board meeting attended.

         The outside directors of the Company are eligible to participate in the Deferred Compensation Plan and the Performance Plan described on pages 17 and 18 in the section entitled "Compensation of Executive Officers."

         EAGLE BANCSHARES, INC. 1994 DIRECTORS STOCK OPTION INCENTIVE PLAN. On February 10, 1994, the Board of Directors of the Company approved and adopted the 1994 Eagle Bancshares, Inc. Directors Stock Option Incentive Plan (the "DSOP"). Generally, the DSOP provides for automatic grants of nonqualified stock options to be made to directors of the Company or Tucker Federal on and after February 10, 1994, as follows:

         Upon the adoption of the plan for then current directors or upon initially becoming a director of the Company or of Tucker Federal, thereafter, an individual receives an option to purchase 2,000 shares of Common Stock, which is exercisable on the date of grant; and

         Upon beginning any term as a director of the Company or Tucker Federal, if the individual is not already a member of the Company's Board, an individual receives an option to purchase 1,500 shares of Common Stock, which vests at the rate of 500 shares per full year of service as a director thereafter.

All options granted under the DSOP expire no later than the date immediately following the 10th anniversary of the date of grant, and may expire sooner in the event of the disability or death of the optionee, or if the optionee ceases to serve as a director. All options granted under the DSOP may not be assigned or transferred except upon death, and the exercise price of all options issued under the DSOP is the fair market value of the Common Stock on the date that the option is granted.

         TUCKER FEDERAL SAVINGS AND LOAN ASSOCIATION DIRECTOR'S RETIREMENT PLAN. Participants under the Tucker Federal Savings and Loan Association Directors' Retirement Plan (the "Directors' Retirement Plan") will receive a benefit in the form of a monthly annuity for the life of the participant with payments commencing as of the first day of the month following the later of (i) the date on which the participant is no longer a Director or (ii) the date on which the participant attains age 65 (the "payment commencement date") and continuing until the first day of the month in which the participant's death occurs if the participant survives until his payment commencement date (although monthly payments are suspended during any period in which the participant again serves as a Director). A participant who dies prior to his payment commencement date will receive no monthly benefit under the Directors' Retirement Plan.

         The amount of a participant's monthly payments under the Directors' Retirement Plan is generally equal to the product of (i) the average monthly compensation (including only compensation paid for service as a Director) of the participant, and (ii) a percentage based upon the participant's years of service ranging from 0% with less than six years of service up to 100% with at least twelve years of service. A participant's average monthly compensation is determined by averaging the participant's monthly compensation during the 24-month period in the participant's compensation history during which the participant's compensation is the highest.

         In addition to the monthly benefit (if any) provided to a participant under the Directors' Retirement Plan, a participant also is generally entitled to an additional lump sum benefit if (i) the participant has completed at least 12 but not 18 or more years of service as of the date on which the participant is no longer a Director, or (ii) the participant was a Director as of the effective date of the Directors' Retirement Plan, has completed 12 years of service as of such date and ceases to be a Director as of, or prior to, the end of his current term of service as a Director. The lump sum benefit payable to such participants is 2,000 shares of the Common Stock of the Company or a cash payment equal to the fair market value (determined in accordance with the provisions of the DSOP and determined as of the date of payment) of such 2,000 shares, whichever is elected by the participant.

         Generally, all benefits under the Directors' Retirement Plan are unsecured obligations of Tucker Federal, and participants do not, and cannot, make contributions to fund benefits under the Directors' Retirement Plan. Generally, the Directors' Retirement Plan is not funded and benefit payments are made directly by Tucker Federal, although Tucker Federal may make discretionary contributions to a trust to aid in funding the benefits to be provided under the Directors' Retirement Plan, and, upon a change of control (as defined in the Directors' Retirement Plan), the Company must, within ten days of the change of control, make an irrevocable contribution to a trust in an amount sufficient to pay all accrued benefits and lump sum benefits to which participants are entitled as of the date of the change of control.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following provides information as of May 8, 2001 as to the name, age and position of the executive officers who are not directors of the Company, including all positions and offices with the Company and its subsidiaries and their business experience during the past five years and shares of Common Stock beneficially owned. Information with respect to executive officers who are directors of the Company is set forth under "Information Regarding Nominees and Directors." There are no agreements or understandings between any officer and any other person pursuant to which any officer was selected.

NAME                          CURRENT POSITIONS(S) AND BUSINESS EXPERIENCE                                             SHARES
----                          --------------------------------------------                                             BENEFICIALLY
                                                                                                                       OWNED(1)(%)
                                                                                                                       ------------
Charles M. Buckner             Mr. Buckner has over 29 years of banking experience in                                    47,913(2)
(51)                           Metropolitan Atlanta having served in positions of increasing                                   (*)
                               responsibility with Bank South, N.A. from 1972 to 1989.  He was one of the original organizers and the initial and only President of Southern
                               Crescent Bank from 1989 until Eagle Bancshares, Inc. acquired Southern
                               Financial Corp., the parent holding company of Southern Crescent in 1997.
                               Mr. Buckner was the Group Vice President - Community Banking Division of
                               Tucker Federal  from 1997 until April 2000 when he was named President of Tucker Federal .  In addition, he as named Chief Executive Officer and became a
                               Director of Tucker Federal Bank in February, 2001

Betty Petrides                 Mrs. Petrides has been Executive Vice President of the                                   121,658(3)
(47)                           Company since 1997 and of Tucker Federal since 1988                                        (2.15)%
                               and Secretary of Tucker Federal since 1989. She
                               was elected to the Board of Directors of Tucker
                               Federal in April 1995. She was elected Executive
                               Vice President of the Company in 1997.

Sheila E. Ray                  Mrs. Ray has more than 20 years experience in banking.  She                               19,504(4)
(42)                           served in various auditing capacities with First National Bank                                  (*)
                               of  Atlanta and Wachovia Corporation.  She was Director of
                               Internal Audit for First National Bancorp and
                               First National Bank of Gainesville, Georgia from
                               1988 to 1991 when she assumed to role of Director
                               of Information Processing and Administrative
                               Support. Through acquisition, she was then
                               employed by Regions Bank. She came to Tucker
                               Federal Bank in 1997 as Senior Vice President and
                               Chief Operating Officer, was named
                               Executive Vice President in 1998, President of justrightbank.com, a division of Tucker
                               Federal in 2000 and named Executive Vice President and Chief Financial Officer of
                               Tucker and of the Company in February 2001.  Mrs. Ray is a CPA.

--------------------

(*) Less than one percent.

(1) The stock ownership information shown above has been furnished to the Company by the named persons. Beneficial ownership as reported in this table has been determined in accordance with regulations of the Commission and includes shares of Common Stock, which may be acquired within 60 days. Except as otherwise indicated, the named persons have sole voting and investment power with regard to the shares shown as owned by them.

(2) With regard to Mr. Buckner, the shares shown include (i) 38,916 held directly, (ii) 8,667 shares that may be acquired upon exercise of stock options granted in accordance with the terms and conditions of the ESIP and the DSOP and
(iii) 330 shares held for his account as a Participant in the Plan. Mr. Buckner disclaims beneficial ownership of 402 shares held by his spouse in her self-directed IRA.

 (3) With regard to Mrs. Petrides, the shares shown include (i) 35,000 held directly, (ii) 76,000 shares that may be acquired upon exercise of stock options granted in accordance with employment agreements with Tucker Federal and pursuant to the DSOP; and (ii) 10,658 shares held for the account of Mrs. Petrides as a participant in the Plan. See "Compensation of Executive Officers - Compensation Committee Report" and "Compensation of Executive Officers - Executive Employment Agreements."

(4) With regard to Mrs. Ray, the shares shown include (i) 650 shares owned directly in her IRA, (ii) 2,000 shares held jointly with her spouse, (iii) 8,668 shares that may be acquired upon exercise of stock options granted in accordance with the terms and conditions of the ESIP, and (iv) 186 shares held in the account of Mrs. Ray as a participant in the Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT

                  GENERAL. The following report of the Compensation Committee of the Board of Directors (the "Committee") discusses generally the Committee's executive compensation objectives and policies in connection with developing and implementing compensation for executive officers and the relationship of those objectives and policies to corporate performance for the fiscal year ended March 31, 2001. This report also provides information regarding the compensation for the Chief Executive Officer of the Company. The Committee also approves special compensation programs for members of the Executive Management Team of Tucker Federal, and for the most senior members of corporate staff. The report specifically discusses the Committee's basis for compensation of the executive officers of the Company and Tucker Federal, named in the Summary Compensation Table. In executing its compensation responsibilities, the Committee in 2000 engaged the Human Capital Division of Arthur Andersen to (1) to review and evaluate all compensation plans, contracts and other compensation practices in connection with executive compensation of the Company, (2) to review compensation packages at comparable institutions and (3) to recommend changes to any of those plans or other practices as the firm deemed appropriate in their professional opinion. As a result of the engagement, the Committee adopted certain recommendations and implemented certain changes in the executive compensation program. The Committee continues to closely monitor the compensation system.

                  Each director serving on the Committee is a disinterested director. The Committee understands that the performance of each executive officer and the structure for the reward of that performance has the potential to directly impact both the short-term and long-term profitability of the Company. Therefore, the structure of the compensation packages for each objective has both short-term and long-term components. Persons covered by this report are C. Jere Sechler, Jr., who serves as both Chairman, Chief Executive Officer and President of the Company and of Eagle Service Corporation, a subsidiary of Tucker Federal, and as Chairman of Tucker Federal and Eagle Real Estate Advisors, a subsidiary of the Company; Richard B. Inman, Jr., who served as the President and Chief Executive Officer of Tucker Federal until February, 2001 and now serves as President of Eagle Bancshares Capital Group, a subsidiary of the Company designed to provide mezzanine financing; Betty Petrides, who serves as Executive Vice President of the Company and of Tucker Federal and Corporate Secretary of Tucker Federal; Charles Buckner who serves as President and Chief Executive Officer of Tucker Federal Bank, and Sheila Ray who serves as Chief Operating Operating Officer of Tucker Federal and as Executive Vice President and Chief Financial Officer of the Company. Each of these individuals is compensated in an amount greater in total than $100,000 per year and occupies a position that has the ability to directly influence policy decisions in the Company or Tucker Federal.

                  EXECUTIVE COMPENSATION OBJECTIVES AND POLICIES. The mission of the Committee is to provide for a compensation system that not only supports the Company's strategic direction but also balances competitive pay requirements and business economics. We believe that the interests of shareholders are best served by closely aligning corporate performance objectives to executive compensation. It is expected that compensation will vary annually based upon both Company and individual executive performance. The Committee believes that compensation should be an incentive to performance based upon both short-term and long-term measurements and be directly and visibly tied to Company performance, thus introducing substantial risk in the payout levels. This approach is best demonstrated in the amounts reflected under the Bonus column of the Summary Compensation Table from 1999 to 2001. The Committee continues to be guided by the following policies for compensation decisions:

- Attract, retain and motivate highly qualified executives who can significantly contribute to the success of the Company. The total compensation package is designed with the current competitive employment environment in mind in order to attract the best and brightest executives, provide a motive for high level individual performance and retain executives whose skills and leadership are essential for building long-term shareholder value.

- Correlate executive compensation with performance by aligning rewards with the achievement of Eagle Bancshares' business strategy and objectives.

- Link key executives' interests with those of shareholders by tying a significant portion of executive compensation to sustained success and long-term performance of the company's common shares.

-        Encourage stock ownership by both directors and senior management.
         Therefore, the implementation of long-term equity incentives that align executive compensation with benefits realized by all shareholders is a significant portion of executive compensation.

                  Total executive compensation consists of base salary, incentive bonus compensation that has a potential to be paid out annually (short-term incentive or variable compensation) and a combination of stock options and awards that vest over a longer period of time (long-term incentive). All of these components are determined by an ongoing review of changes in the Company's and its individual business units' overall financial results over time, as well as similar data for compensation packages from financial institutions both within the Southeast and in a broader geographic range that are of comparable size to the Company, to the extent available. The Company's base salary level for executive officers is at or below the median of base salaries of the financial institutions included in the review.

                  For the periods represented in the Summary Compensation Table following this report, short-term incentive compensation payments typically had been based upon predetermined corporate performance measures as well as achievements over which the individual has control. A formula of performance factors such as earnings per share, return on equity, market share, efficiency ratio, Company and profit center earnings, internal and external customer service indicators and organizational development and community involvement generally were considered and weighted in the awarding of compensation. The Committee, at its discretion, approved short-term incentive compensation for executives of from 10% of base salary to in excess of 100% of base salary. Short-term incentive compensation could not be earned regardless of Company performance when the level of nonperforming assets and delinquencies exceeded 3% of the total assets of the Company on the last day of any fiscal year. These criteria served to ensure a continued level of safety and soundness for the Company. For the named executive officers, the base salary component of the compensation package for each officer was determined at the beginning of the fiscal year, based on his or her respective employment contracts. The short-term incentive compensation portion was based upon performance factors determined in the discretion of the Committee for each of the named executive officers which could have resulted in an award of a varying percentage of base salary, depending on accomplishment of the objectives established. For the fiscal year ended March 31, 2001, the Committee determined in its discretion not to pay any short-term incentive compensation to executive officers of the Company.

                  The Committee adopted certain recommendations in conjunction with the Arthur Andersen executive compensation study relative to short-term incentive compensation to be implemented in the coming fiscal year. The purpose of the variable pay component of executive compensation will be to create a clear and significant stake for each individual in the performance the Company. The plan promotes a shared vision of success and should ensure effective execution of Eagle Bancshares' strategy. Therefore, all named executives contained in the Summary Compensation table that follows this report, will have 100% of their annual incentive tied to performance factors for the Company and for Tucker Federal. Eagle Bancshares will provide executives opportunities to earn incentives at the median of the market for on-target performance. Executives may earn incentives that exceed the median of the market for extraordinary performance. Specific performance factors include Eagle Bancshares' earnings per share, and return on equity as well as earnings per share, efficiency ratio, net charge offs and levels of non-performing assets for Tucker Federal. The plan contains threshold performance levels, below which there will be no payouts, performance at budget targets, and outstanding performance levels. All payouts will be subject to the approval of the Board of Directors at the end of the fiscal year, satisfactory individual job performance, and active employment at the time of payout.

                  Long-term incentives or the grant of stock options and restricted stock awards are made pursuant to the Company's 1995 Employee Stock Incentive Plan (the "ESIP"). Option grants for all named executives are subject to three-year vesting. The Committee's belief that a significant portion of senior executives' compensation should be dependent upon value created for the shareholders is shared by over 90% of the peer group institutions used in the Arthur Andersen analysis . The Committee believes that both qualified and non-qualified options as well as restricted stock awards are excellent vehicles to accomplish the aligning of interests of executive officers of the Company directly with the interests of shareholders. Options are granted with an exercise price of not less than the fair market value of the Company's Common Stock on the date of grant, thus providing value in the executive's options only if the value for other shareholders is expanded as well. Options generally are exercisable, in whole or in part, for a period of ten years, assuming continued employment. Long-term compensation is a significant component of total executive compensation. While the amount of the grants or awards is not based upon any particular formula, peer group comparisons of stock options and awards as a percentage of base pay is taken into consideration in determining the amount of such grants or awards. It is intended to provide the executive officers with a meaningful ownership interest in the Company, thereby linking compensation both to performance and to the interests of all other shareholders.

                  All of the named executive officers are subject to employment agreements. See "Compensation of Executive Officers - Employment Agreements." Compensation arrangements for those executives are based upon and in accordance with the employment agreements, which are renewable annually. Officers not named in the Summary Compensation Table and other employees receive total compensation based upon the factors noted above, including an incentive performance award component and their salary.

                  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. The Compensation of C. Jere Sechler, Jr., Chairman, President and Chief Executive Officer of the Company is based upon a three-year employment agreement entered into on June 1, 1997. In connection with the employment agreement, which was approved by the Committee, the base salary was determined using the competitive analysis discussed in this report, and is subject to adjustment annually by the Committee, provided that the base salary is not less than $175,000 per year and any increases in base salary are not subject to reduction. Mr. Sechler's base salary was adjusted to $210,000 per year in June 1999. On June 6, 2000, the Board extended the term of the agreement for one additional year. Mr. Sechler does not currently participate in the short-term incentive compensation program but is eligible for options or awards of restricted stock pursuant to the ESIP. However, based upon the results and recommendations of the Arthur Andersen study, the Committee has elected to include all named executives in the variable pay program for future periods.

                  EAGLE BANCSHARES, INC. DEFERRED COMPENSATION PLAN. Effective April 1, 1999, the Board of Directors of the Company adopted the Eagle Bancshares, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"). Eligible consultants, outside directors and employees who are among a select group of management or highly compensated employees can elect by the beginning of each fiscal year to defer compensation or fees that they would otherwise receive during such fiscal year. The Company, at its discretion, may credit a matching contribution in any amount it chooses for participants who make such deferrals. Earnings and losses are credited to the deferrals and matching contributions. Benefits payable under the Deferred Compensation Plan are unsecured obligations of the Company, but the Company currently intends to contribute participant deferrals, as well as the Company's matching contributions, to a grantor trust that will hold such amounts to pay benefits under the Deferred Compensation Plan. Benefits are paid to participants in cash and generally equal the amount of their deferrals, any matching contributions in which they are vested and earnings and losses credited to such deferrals and vested matching contributions. As part of their annual deferral elections, participants can elect to receive their benefits at retirement, disability, death, and termination of employment or at least three years after their elections. In certain other circumstances, participants can receive their benefits earlier, such as in the event of a personal hardship, a change of control of the Company, or simply with the approval of the Administrative Committee which in that event will reduce the amount of the benefit payable by 10%. As a part of their annual deferral elections, participants also can elect whether they want their benefits paid in a lump sum or installments, except that payments must be made in a lump sum in the event of termination of employment, disability, death, a hardship withdrawal, an early withdrawal or a change of control of the Company. The Company can amend or terminate the Deferred Compensation Plan at any time, and in the event of termination, the participants would receive their benefits.

                  EAGLE BANCSHARES, INC. PERFORMANCE STOCK PLAN. The Board of Directors of the Company approved and adopted the Eagle Bancshares, Inc. Performance Stock Plan (the "Performance Plan") effective as of April 1, 1999. Participants in the Performance Plan include named senior executive officers and directors of the Company and Tucker Federal. Participants are granted a specified number of shares of Restricted Stock under the DSOP or the ESIP, as applicable, and Phantom Stock ("Units") on each date of grant. The Performance Plan provides that if all or any part of a grant of Restricted Stock may not be made under the DSOP or the 1995 ESIP, as applicable, then the recipient will be granted Units in lieu of Restricted Stock.

                  Awards of Restricted Stock or Units may be made in any Plan Year based upon the percentage increase in earnings per share or Annual Stock Price provided either increase is greater than 15%. When an award is made to a participant, vesting in the Restricted Stock or Units is subject to the Company achieving a 200% increase in earnings per share or annual stock price. In order to be fully vested, the per share price of Company Common Stock on March 31, 1999 must double or earnings per share of the Company as of the fiscal year end March 31, 1999 must double. When full vesting of the Restricted Stock or Units shall occur, the award becomes nonforfeitable on a date which is five years following the date of attaining the performance goal or prior to such date on the occurrence of a change in control, as defined in the Performance Plan, the retirement of the participant at age 65 or termination of employment of the participant, without cause. During the period after an award of Restricted Stock or Units but prior to vesting, the participant will be entitled to receive dividends as declared on the Restricted Stock or Units as of each dividend record date. Any award or portion thereof which is not vested on the date the participant ceases to perform services will be forfeited as of such date. The cash value of the Units awarded to a recipient will be paid to the recipient in a single lump sum within 60 days of the date that the Units become vested and not subject to forfeiture. The value of each unit will be equal to the value of a share of the Company's Common Stock on the date of determination.

                  OMNIBUS BUDGET RECONCILIATION ACT OF 1993 IMPLICATIONS FOR EXECUTIVE COMPENSATION. It is the responsibility of the Committee to address the issues raised by tax laws that make certain non-performance-based compensation in excess of $1,000,000 to executives of public companies nondeductible to the Company. In this regard, the Committee must determine whether the Company should take any actions with respect to this limit. Given the Company's current level of executive compensation, it is not now necessary to consider this issue. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

                           THE COMPENSATION COMMITTEE

                          Richard J. Burrell, Chairman
                               Weldon A. Nash, Jr.
                             George G. Thompson, IV
                             William F. Waldrop, Jr.

EXECUTIVE COMPENSATION

         SUMMARY OF COMPENSATION. The following table summarizes, for the Company and its subsidiaries, the elements of compensation paid or accrued during the three fiscal years ended March 31, 2001 to the Chief Executive Officer of Eagle Bancshares and each of the other executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended March 31, 2001 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                                                     -------------------                            ----------------------
NAME AND PRINCIPAL POSITION                          YEAR         SALARY($)        BONUS($)(1)      SECURITIES     ALL OTHER
---------------------------                          ----         ---------        -----------      UNDERLYING     COMPENSATION(2)
                                                                                                    OPTIONS(#)     ---------------
                                                                                                    ----------
C. Jere Sechler, Jr. Chairman of Board,              2001          $210,000                --              --          $16,851
Chief Executive Officer and President of             2000          $210,000                --              --          $15,511
the Company and of EREA; and President of            1999          $175,000                --           1,500          $31,763
Eagle Service Corporation

Charles M. Buckner, President and                    2001          $180,000                --          20,000          $14,889
Chief Executive Officer of Tucker                    2000          $165,000          $ 65,760              --          $17,183
Federal                                              1999          $145,000            44,435              --          $11,214

Richard B. Inman, Jr., President of Eagle            2001          $180,000                --              --          $12,957
Bancshares Capital Group and Secretary and           2000          $150,000                --              --          $12,686
Treasurer of the Company                             1999          $150,000          $150,162              --          $30,763


Betty Petrides, Executive Vice President of          2001          $150,000                --              --          $11,512
the Company and Tucker Federal and                   2000          $150,000                --              --          $11,138
Secretary of Tucker Federal                          1999          $125,000                --           1,500          $21,346


Sheila E. Ray, Executive Vice President and          2001          $167,000                --           8,022          $15,689
Chief Financial Officer of the Company and           2000          $159,000          $ 36,072          20,000          $ 6,664
Chief Operating Officer of Tucker Federal            1999          $120,000          $ 32,403              --          $ 5,607

----------------

         (1) Reflects short-term incentive compensation paid during fiscal 2001, 2000 and 1999 for the achievement of specific performance criteria (see "Compensation of Executive Officers -- Compensation Committee Report -- Executive Compensation Objectives and Policies").

         (2) All Other Compensation paid during fiscal 2001 includes the following: (i) contributions to the Plan which are made annually by Tucker
Federal: Mr. Sechler - $10,851; Mr. Buckner - $10,689 ; Mr. Inman - $7,257; Mrs. Petrides - $7,912; Ms. Ray - $9,689;and (ii) a car allowance in the following amounts: Mr. Sechler - $6,000; Mr. Buckner - $4,200; Mr. Inman - $5,700; Mrs. Petrides - $3,600 and Mrs. Ray $6,000 .

         (3) All Other Compensation paid during fiscal 2000 includes the following: (i) contributions to the Plan which are made annually by Tucker
Federal: Mr. Sechler - $9,511; Mr. Buckner - $12,983; Mr. Inman - $6,986; Mrs. Petrides - $7,538; Mrs. Ray - $6,664; and (ii) a car allowance in the following amounts: Mr. Sechler - $6,000; Mr. Buckner - $4,200; Mr. Inman - $5,700; Mrs. Petrides - $3,600 and Mrs. Ray - $0.

         (4) All Other Compensation paid during fiscal 1999 includes the following: (i) contributions to the Plan which are made annually by Tucker
Federal: Mr. Sechler - $7,463; Mr. Buckner - $7,014; Mr. Inman - $7,463; Mrs. Petrides - $5,896; and Mrs. Ray - $5,607; and (ii) a car allowance in the following amounts: Mr. Sechler - $6,000; Mr. Buckner - $4,200; Mr. Inman - $5,700; Mrs. Petrides - $3,900; and Mrs. Ray - $0.

         OPTION GRANTS IN LAST FISCAL YEAR.

                  The following table sets forth options granted to the named executive officers during the fiscal year ended March 31, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

    Name                   Number of                            Exercise or Base    Expiration Date   Grant Date Present
                          Securities         % of Total             Price                                  Value
                          Underlying       Options Granted        ($/Share)                               ($)(2)
                        Granted Options    To Employees in
                            (#)(1)           Fiscal Year
-----------------------------------------------------------------------------------------------------------------------
  Charles M.
   Buckner                  20,000               29.53%             $13.675              5/01/10          $3.8544
-----------------------------------------------------------------------------------------------------------------------

---------------

(1) On May 2, 2000, Mr. Buckner was granted options to purchase 20,000 shares of Common Stock at $13.675 per share pursuant to the 1995 ESIP. The options vest in increments of one-third each year beginning May 2, 2001 provided Mr. Buckner remains in full service of the Company or it's subsidiaries. The options were granted for 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment or "change in control" of the Company or of Tucker Federal. The exercise price may be paid in cash, by delivery of already owned shares or by a combination thereof subject to certain conditions.

(2) The "Grant Date Present Value" is calculated using the Black-Scholes Option Valuation Model, assuming a constant dividend yield. This model assumes no dilution effects and includes the following assumptions for the option to purchase 20,000 shares of Common stock granted to Mr. Buckner (stock price on the grant date - $13.675: expected volatility - 34%; risk free rate of return - 4.92%; projected annual dividend - $.64 per share; and a period to exercise - ten years, with an estimated exercise period of seven years.

                  The following table sets forth option exercises by the named executive officers during the fiscal year ended March 31, 2001, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of March 31, 2001 and (ii) the respective value of "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at March 31, 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                             SHARES                        NUMBER OF SECURITIES
                             ACQUIRED                     UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                             ON           VALUE              OPTIONS AT FISCAL               IN-THE-MONEY OPTIONS AT
                             EXERCISE     REALIZED             YEAR END(#)                      FISCAL YEAR END($)
NAME                         (#)          ($)         EXERCISABLE     UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
----                         --------     --------    -----------     -------------      -----------        -------------
C. Jere Sechler, Jr             --           --          49,000              500          $ (52,750)          $ (2,375)

Charles M. Buckner                                           --           20,000                 --           $ 21,500

Richard B. Inman, Jr            --           --          60,000               --          $  37,313                 --

Betty Petrides                  --           --          75,500              500          $ 385,778           $ (2,375)

Sheila E. Ray                   --           --          16,668           13,332          $ (20,001)          $ (5,000)

------------------

PERFORMANCE GRAPH

                  The Commission requires that the Company provide a line graph presentation that compares the Company's cumulative five year return on an indexed basis with an overall stock market index and either a published industry index or an index of peer companies selected by the Company. The performance graph set forth below compares the Company's cumulative total shareholder return on Common Stock with the cumulative total return of companies on the Standard and Poors 500 Index and on the Standard and Poors Savings and Loan Holding Companies Index. The graph assumes that the value of the investment in the Company's Common Stock in each index was $100 on March 31, 1996 and also assumes dividend reinvestment. The shareholder return reflected below for the five year historical period may not be indicative of future performance.

                                    [GRAPH]

                              3/31/96      3/31/97       3/31/98      3/31/99       3/31/00       3/31/01
                              -------      -------       -------      -------       -------       -------
Eagle Bancshares, Inc.        $100.00      $135.73       $147.69      $238.19       $168.25       $167.94

S&P 500 Index                 $100.00      $132.11       $158.30      $234.27       $277.52       $327.32

S&P Savings and Loan
Holding Co's Index            $100.00      $138.13       $205.68      $342.60       $307.38       $233.70

EXECUTIVE EMPLOYMENT AGREEMENTS

         On March 25, 1997, Tucker Federal entered into a three year employment agreement with Richard B. Inman, Jr., President and Chief Executive Officer of Tucker Federal, which provided for a base salary of not less than $150,000 per year. The agreement further provides for the opportunity for a performance based, cash bonus based upon criteria established by the Board of Directors annually. The formula for bonus compensation for the period ending March 31, 2001 provided for a cash award of from 25% to in excess of 100% of base salary based upon performance of the executive against threshold, mid-range and maximum goals for the Company which includes, among other things, Company and profit center earnings, earnings per share, return on equity and percent of nonaccrual loans and foreclosed property to total assets. The agreement further stipulates that Mr. Inman will continue to receive his base salary for the greater of (i) the remaining term of the agreement or (ii) 24 months following termination without cause. The agreement also provides for long-term incentive compensation through the grant of stock options pursuant to the ESIP. Pursuant to the agreement, on March 25, 1997, Mr. Inman was granted an incentive stock option to purchase 15,000 shares of Common Stock at $16.75 per share and a nonqualified stock option to purchase 20,000 shares of Common Stock at $16.75. Both options vest in increments of one-third over a three-year period and expire 10 years from the date of grant. The term of the agreement may be extended by resolution of the Board of Directors on each anniversary date of the agreement for an additional one-year beyond the then effective expiration date of the agreement. On May 4, 1999, the Board extended the term of the agreement for one additional year and increased the base salary of Mr. Inman to $180,000 per year. On May 16, 2000, the Board again extended the term of the agreement for one additional year. In the event the Agreement terminates in due course at the expiration date by reason of either nonrenewal or nonextension, Mr. Inman is entitled to 100% of his base pay in effect at the time, with such amount to be payable over 12 months.

         On June 1, 1997, the Company entered into a three year employment agreement with C. Jere Sechler, Jr. as Chairman, President and Chief Executive Officer of the Company with a base salary of not less than $175,000 per year. The agreement further stipulates that Mr. Sechler will continue to receive his base salary for the greater of (i) the remaining term of the agreement or (ii) 24 months following termination without cause. The agreement also provides for long-term incentive compensation through the grant of stock options pursuant to the ESIP. Pursuant to the agreement, on June 1, 1997, Mr. Sechler was granted a nonqualified stock option to purchase 68,000 shares of Common Stock at $15.75 per share. The option vested one-fourth immediately and one-fourth each year over the three year period from the date of the grant and expires ten years from the date of grant. The term of the agreement may be extended by resolution of the Board of Directors on each anniversary date of the agreement for an additional one-year beyond the then effective expiration date of the agreement. On June 2, 1999, the Board extended the agreement for one additional year and increased the base pay of Mr. Sechler to $210,000 per year. On June 6, 2000, the Board extended the term of the agreement for one additional year.

         On June 1, 1997, Tucker Federal and the Company entered into a three year employment agreement with Betty Petrides which provides for a base salary of not less than $125,000 per year to serve as Executive Vice President of Tucker Federal and the Company. The agreement further stipulates that Mrs. Petrides will continue to receive her base salary for the greater of (i) the remaining term of the agreement or (ii) 24 months following termination without cause. The agreement also provides for long-term incentive compensation through the grant of stock options pursuant to the ESIP. Pursuant to the agreement, on June 1, 1997, Mrs. Petrides was granted an incentive stock option to purchase 20,000 shares of Common Stock at $15.75 per share and, on August 28, 1997, a non-qualified option to purchase 6,000 shares of Common Stock at $16.50 per share. The option vests in increments of one-third over a three-year period and expires ten years from the date of grant. The term of the agreement may be extended by resolution of the Board of Directors on each anniversary date of the agreement for an additional one-year beyond the then effective expiration date of the agreement. On June 2, 1999, the Board of Directors extended the agreement for one additional year and increased the base pay of Mrs. Petrides to $150,000 per year. On June 6, 2000, the Board extended the term of the agreement for one additional year.

         On March 31, 1997, Tucker Federal entered into a two year employment agreement with Charles Buckner which provides for a base salary of not less than $140,188 to serve as Group Vice President - Community Banking Division of Tucker Federal. On May 4, 1999, the Board extended the agreement for one additional year. On April 3, 2000, the

Board extended the agreement for one additional year and increased base salary to $165,000 in consideration for Mr. Buckner to serve as President of Tucker Federal. On April 3, 2001, the Board entered into a new three-year employment agreement with Mr. Buckner, increased his base salary to $180,000 and he assumed the additional title of Chief Executive Officer of Tucker Federal. The agreement further stipulates that Mr. Buckner will continue to receive his base salary for the greater of (i) the remaining term of the agreement or (ii) 24 months following termination without cause. The agreement also provides for long-term incentive compensation through the grant of stock options pursuant to the ESIP. Pursuant to the agreement, on May 2, 2000, Mr. Buckner was granted an incentive stock option to purchase 20,000 of Common Stock at $13.675 per share. The option vests in increment of one-third over a three-year period and expires ten years from the date of the grant. . The term of the agreement may be extended by resolution of the Board of Directors on each anniversary date of the agreement for an additional one-year beyond the then effective expiration date of the agreement.

         On March 3, 1997, Tucker Federal entered into a two-year employment agreement with Sheila E. Ray, which provides for a base salary of not less than $95,000 to serve as Chief Operating Officer of Tucker Federal. The agreement further stipulates that Mrs. Ray will continue to receive her base salary for the greater of (i) the remaining term of the agreement or (ii) 12 months following termination without cause. The agreement also provides for long-term incentive compensation through the grant of stock options pursuant to the ESIP. The Board awarded Mrs. Ray an option to purchase 10,000 shares of Common Stock at $16.50 per share. On May 4, 1999, the Board of Directors extended Mrs. Ray's employment agreement and increased her base salary to $120,000. On March 23, 2000, the Board again extended the agreement for one additional year, increased Mrs. Ray's base salary to $165,000 and awarded Mrs. Ray an option to purchase 20,000 shares of Common Stock at $15.125. Each option grant vests in increment of one-third each year from the date of grant and expire ten years from the date of the grant.

         Additionally, the employment agreements of Messrs. Buckner, Inman, and Sechler and Mrs. Petrides and Ray provide that in the event of a "Change of Control" (as hereafter defined) of the ownership of Tucker Federal or the Company, such executives may resign immediately upon notice to the Company. A "Change in Control" includes (i) a transaction resulting in the change in holding or power to vote more than 25% of the voting stock of Tucker Federal or the Company (ii) the acquisition of the ability to control the election of a majority of Tucker Federal 's or the Company's directors, (iii) the acquisition of a controlling influence over the management or policies of Tucker Federal or the Company by any person or by persons acting as a group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of Tucker Federal or of the Company ("Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Upon a Change in Control of Tucker Federal or the Company, each executive will receive severance benefits in the event that either
(i) the executive voluntarily terminates his/her employment within 30 days of the date of the change in control or (ii) the executive voluntarily terminates employment within the date six months before the event of a Change in Control or the later of the expiration of the Agreement or the second anniversary of the event. In the event of a Change of Control, severance benefits for Messrs. Buckner, Inman, Sechler and Mrs. Petrides and shall be paid in an amount equal to the difference between the Code Section 280G Maximum and the sum of any other "parachute payments" as defined under Code Section 280G(b)(2) that such person receives on account of the Change in Control. Additionally, pursuant to certain Stock Option Agreements entered into upon the granting of stock options under the ESIP, all outstanding, unexpired options vest immediately upon a Change in Control as defined in the ESIP.

CERTAIN TRANSACTIONS

         From time to time, in the normal course of business, the Company makes loans to its executive officers, Directors and Director nominees and their affiliates (including immediate family members). Set forth below is certain information relating to loans made to executive officers, Directors, Director nominees of the Company and Tucker Federal, and their affiliates (including immediate family members), during the fiscal year ended March 31, 2001, and whose aggregate loan balances exceeded $60,000 at any time during the preceding fiscal year. Loans made to affiliates of the executive officers, Directors and Director nominees are not listed below, as all such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features.

      Name            Loan Type          Date        Original Note      Original       Interest Rate     Balance at
                                        Of Loan         Amount       Interest Rate       At 3-31-01       3-31-01
-------------------------------------------------------------------------------------------------------------------
                    15 Year Fixed
   Charles M.         Rate Real
     Buckner            Estate         February,       $131,250          6.375%           6.375%          $113,961
                       Mortgage          1998
-------------------------------------------------------------------------------------------------------------------

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and reports in changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended March 31, 2001 its executive officers, directors, and owners of more than ten percent of the Company's Common Stock complied with all such applicable filing requirements.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Eagle Board of Directors is currently composed of four Directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. Each member of the Audit Committee is independent and complies with the National Association of Securities Dealers (NASD) financial literacy requirements. The primary duties and responsibilities of the Audit Committee are to monitor (i) the integrity of the Company's financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (ii) the compliance by the Company with legal and regulatory requirements applicable to the financial reporting process; and (iii) the independence and performance of the Company's internal and external auditors. The Audit Committee also selects, subject to shareholder ratification, the Corporation's independent accountants. Management of the Company is responsible for the internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In the performance of its oversight function, the Audit Committee has performed the duties required by its charter, including meeting and holding discussions with management and the independent accountants, and has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as currently in effect.

         The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as currently in effect, and the Committee discussed with the independent accountants that firm's independence. The Audit Committee has also received confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation and has considered whether the provision of these services and other non-audit services by the independent accountants to the Corporation is compatible with maintaining the independence of the accountants.

         Based upon the reports by, and discussions with, management and the independent accountants and the Audit Committee's review of the representations of management and the Report of the Independent Accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended March 31, 2001, to be filed with the Commission.

The Directors who constitute the audit committee are:

                          Weldon A. Nash, Sr., Chairman
                                Walter C. Alford
                             George G. Thompson, IV
                             William F. Waldrop, Jr.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board, upon the recommendation of the Audit Committee, has approved the selection of the firm of Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for the current year, to report on the consolidated statement of financial position and related statement of earnings of the corporation and its subsidiaries, and to perform such other appropriate accounting services as may be required by the Board. The Board recommends that the stockholders vote in favor of ratifying and approving the selection of Arthur Andersen LLP for the purposes set forth above. Arthur Andersen LLP has advised the Company that they are independent accountants with respect to the Company, within the meaning of standards established by the American Institute of Certified Public Accountants, the Independence Standards Board and federal securities laws administered by the Securities and Exchange Commission.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

         During the fiscal year ended March 31, 2001, Arthur Andersen LLP fees for services rendered equaled $421,958. This amount is divided into the following categories:

         Audit Fees: $80,000 which include fees for external audits and reviews of various subsidiaries and branches related to statutory and regulatory requirements.

         All Other Fees: $341,958 in all other fees, which include tax compliance and advisory services, benefit plan administration, audit contract services and finance and litigation assistance.

         Should the stockholders vote negatively, the Board will consider a change in auditors for the next year.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Proposals of shareholders of the Company intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before March 1, 2002, to be eligible for inclusion in the Company's Proxy Statement and form of Proxy relating to the 2002 Annual Meeting of Shareholders.

              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         The Board of Directors knows of no other matters other than those described herein which may properly come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote on such matters in accordance with their judgment.

         UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, THE COMPANY WILL FURNISH TO SUCH PERSON WITHOUT CHARGE (OTHER THAN FOR EXHIBITS) A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED MARCH 31, 2001, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO EAGLE BANCSHARES, INC., 4419 COWAN ROAD, TUCKER, GEORGIA 30084,
ATTENTION: RICHARD B. INMAN, JR., SECRETARY. SUCH ANNUAL REPORT IS NOT TO BE TREATED AS PART OF THE PROXY SOLICITATION MATERIALS OR AS HAVING BEEN INCORPORATED HEREIN BY REFERENCE.

                                   APPENDIX A

                 EAGLE BANCSHARES, INC. AUDIT COMMITTEE CHARTER

I.       Audit Committee Purpose

         The Audit Committee is a committee of the Eagle Bancshares Board of Directors whose function is to assist the Board in fulfilling its oversight responsibilities. The Audit committee's primary duties are to:

         - Monitor the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

         - Provide an open avenue of communication between the internal auditors, the independent accountant, and the Board of Directors

         - The Audit Committee shall have the power to conduct or authorize investigation into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

II.      Audit Committee Membership and Structure

         - Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors upon the recommendation of the nominating committee.

         - The Audit Committee shall be comprised of at least three independent non-executive Directors, free from any relationship that would interfere with the exercise of his/her independent judgement. In conjunction with other regulatory requirements, the Board will evaluate the Committee member's business relationship to determine that the business relationships do not impair independent judgement. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. The Board views experience as a chief executive officer, chief financial officer or other senior oversight responsibilities as acceptable criteria for the accounting or related financial management expertise requirement.

         - Audit Committee members shall be elected annually by the Board of Directors. The Board of Directors shall elect one of the Audit Committee members Chairman. If the Chairman is not present, the members of the Committee may designate a Chairman by majority of the Committee membership.

         - The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

         - The Audit Committee shall communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based on the auditors limited review procedures before the company files quarterly SEC reporting.

         - The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board.

III.     Audit Committee Responsibilities and Duties

         In meeting its responsibilities, the Audit Committee is expected to:

         - Review and reassess the adequacy of the Committee's charter and the internal audit charter annually; submit to the Board of Directors for approval. The Audit Committee Charter should be published at least every three years in accordance with Securities and Exchange Commission (SEC) Regulations.

         - Evaluate and recommend to the Board of Directors the independent accounts to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants. The Audit Committee has the authority and responsibility to select, evaluate and replace the independent auditor.

         - Confirm the independence of the internal auditor and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant. The independent auditor is ultimately accountable to the Board of Directors and Audit Committee.

         - Inquire of management, the director of internal auditing, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

         - Consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.

         - Review with the director of internal auditing and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

         - Consider and review with the independent accountant and the director of internal auditing: The adequacy of the Company's internal controls, including computerized information system controls and security and

                  Any related significant findings and recommendations of the independent accountant and internal auditing together with management's responses thereto.

         - Review with management and the independent accountant at the completion of the annual examination, the audit of the financial statements and his or her report thereon. Discuss the audit results, including the auditor's judgement about the quality, and not just the acceptability under Generally Accepted Accounting Principles, of the Company's accounting principles as applied in its financial reporting.

         - Consider and review with management and the director of internal auditing:

                  Significant findings during the year and management's responses thereto;

                  Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

                  Any changes required in the planned scope of their audit plan.

                  The Internal Auditing Department budgets.

         - Review with the director of internal auditing and the independent accountant the results of their review of the company's monitoring compliance with the company's code of conduct.

         - Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators. Review periodic reports of the Corporate Compliance Officer as to the organization's compliance with rules and regulations and inquiries received from regulators or government agencies.

         - Meet with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

         - Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

         - Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

REVOCABLE PROXY               EAGLE BANCSHARES, INC.
                                  COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints Betty Petrides and Zelma B. Martin, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Eagle Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders of the Company, to be held at the Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia on Tuesday, August 7, 2001, at 10:30 a.m., local time, and at any and all adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS LISTED
BELOW.

1) Elect as directors the three nominees listed below to serve for a term of three years or until their successors have been duly elected and qualified:


         FOR THE THREE NOMINEES listed below                                    WITHHOLD AUTHORITY to vote
         (except as marked to the contrary below).                           for the three nominees listed below.

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

         Weldon A. Nash, Jr.

         C. Jere Sechler, Jr.

         William F. Waldrop, Jr.

2) Ratify the appointment of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending March 31, 2002.

               FOR                    AGAINST                    ABSTAIN

         In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE


           (Continued and to be signed and dated on the reverse side)

                         (Continued from the other side)

PROXY - SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to the Corporate Secretary, or by executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.


                                            -----------------------------------
                                            Signature


                                            -----------------------------------
                                            Signature, if shares held jointly


                                            Date:
                                                  -----------------------------


Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

           Do you plan to attend the Annual Meeting?    YES     NO

REVOCABLE PROXY              EAGLE BANCSHARES, INC.

                             EAGLE BANCSHARES, INC.
                401(K) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints Paine Weber Trust Company, who acts as Trustee for the Eagle Bancshares, Inc. 401(K) Savings and Employee Stock Ownership Plan (the "Plan"), as proxy to act for and in the name of the undersigned to vote all shares of Common Stock of Eagle Bancshares, Inc. (the "Company") which have been allocated to the account of the undersigned pursuant to the Plan at the 2001 Annual Meeting of Shareholders of the Company, to be held at the Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia, on Tuesday, August 7, 2001, at 10:30 a.m., local time, and at any and all adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS LISTED
BELOW.

1) Elect as directors the three nominees listed below to serve for a term of three years or until their successors have been duly elected and qualified:

            FOR THE THREE NOMINEES listed below                                    WITHHOLD AUTHORITY to vote
            (except as marked to the contrary below).                           for the three nominees listed below.

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

         Weldon A. Nash, Jr

         C. Jere Sechler, Jr.

         William F. Waldrop, Jr.


2) Ratify the appointment of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending March 31, 2002.

               FOR                    AGAINST                    ABSTAIN

         In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

           (Continued and to be signed and dated on the reverse side)

                         (Continued from the other side)

PROXY - SOLICITED BY THE BOARD OF DIRECTORS IN ACCORDANCE WITH THE PROVISIONS OF THE EAGLE BANCSHARES, INC. 401(K) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

This proxy card will be voted as directed. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. In the event you also own shares otherwise than pursuant to the Plan, you must send a separate proxy relating to such other shares to the Corporate Secretary of the Company in accordance with the instructions set forth in the Proxy Statement.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to the proxies or by executing and delivering to the proxies a duly executed proxy card bearing a later date. Under the terms of the Plan, only the Trustees of the Plan can vote the shares allocated to the account of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.


                                              ----------------------------------
                                              Signature


                                              ----------------------------------
                                              Signature, if shares held jointly


                                              Date:
                                                    ----------------------------


         Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.


                                       2